Bar Harbor Bankshares Reports First Quarter Results; Increases Dividend 10%

BAR HARBOR, MAINE - April 18, 2019 -- Bar Harbor Bankshares (NYSE American: BHB or the “Company”) reported first quarter 2019 net income of $7.3 million or $0.47 diluted earnings per share. Earnings in the same quarter of 2018 totaled $7.8 million or $0.50 diluted earnings per share.

FIRST QUARTER FINANCIAL HIGHLIGHTS
•6% annualized growth in total loans
•102% loan to deposit ratio
•0.66% non-accruing loans to total loans
•0.03% net charge-offs to average loans
•11% annualized increase in book value per share

President and Chief Executive Officer, Curtis C. Simard stated, “Earnings for the first quarter were in line with our expectations given the somewhat seasonal nature of our geographic markets and overall economic conditions. The financial performance in the first quarter includes yield expansion, active balance sheet management and continuous execution of our risk centric operating model that balances growth with earnings. Yields from earnings assets increased across the board partially offsetting the rising costs of funds from the December 2018 rate hike. And, we took advantage of the disconnect within funding markets by swapping out short-term borrowings with longer-term fixed interest rates. Our disciplined approach to credit quality and risk mitigation is prevalent as the ratios of non-accruing loans to total loans and net charge-offs to average loans continue to improve on a quarter-over-quarter basis.”

Mr. Simard continued, “Our targeted branch strategy remains on track and we will continue to explore market opportunities within our footprint as it contributes to the Company’s near and long term growth potential. Our Manchester, New Hampshire branch has already started to capture significant market share and we are happy to announce the redesign of our Newport, New Hampshire location, which will create a unique and fulfilling experience for our customers, the community, and our employees. Newport has been an important

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cornerstone to our mortgage banking operations and is home to our consolidated call center.

Mr. Simard further stated, “With our strong capital position and consistent organic growth in equity, we are excited to announce an increase in our quarterly cash dividend by 10%. The new dividend yield along with continuous double digit growth in book value per share and the previously announced 5% share buyback program is continued proof of our commitment to building shareholder value.”

Mr. Simard concluded, “As we look to the rest of 2019, we are focused on our customers and sales culture that is being driven at every level of leadership. It’s a sales culture with an eye towards repeatable performance and thoughtful solutions to the challenges our customers and prospects face. We have a team who greatly believes in itself and this Company, which ultimately drives shareholder value.”

DIVIDEND INCREASED
On April 16, 2019, the Board of Directors voted to increase the quarterly cash dividend by $0.02, or 10%, to $0.22 per share to shareholders of record at the close of business May 14, 2019, payable on June 14, 2019. The dividend equates to a 3.4% annualized yield based on a $25.87 closing price at the end of the first quarter 2019.

FINANCIAL CONDITION
Total assets were $3.6 billion at the end of the first quarter 2019, up $20.7 million from the fourth quarter and $118.2 million from the first quarter 2018. Loan balances in the first quarter 2019 were $2.5 billion increasing $36.7 million from the fourth quarter or 6% annualized. Loan growth is attributed to our expanded branch model and the momentum of our sales culture.

The first quarter 2019 allowance for loan losses to total loans ratio remains strong at 0.55% with a coverage ratio to non-accruing loans at 84%, up from 76% as of year-end. Non-accruing loans decreased $1.6 million in the first quarter 2019 with improvements across most categories. These improvements decreased the ratio of non-accruing loans to average loans to 0.66% from 0.73% at year-end 2018. This positive trend was also seen in the ratio of past due accounts as a percentage of average loans.

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The Company’s book value per share was $24.54 at the end of the first quarter 2019 compared to $23.87 at year-end 2018, representing an 11% annualized growth rate. Tangible book value per share (non-GAAP measure) was $17.63 at the end of the first quarter 2019 compared to $16.94 at year-end 2018. Lower long-term rates had a positive impact on the fair value adjustment in the securities portfolio. The fair value adjustment was a loss of $1.8 million in the first quarter 2019 compared $8.7 million in the fourth quarter 2018.

RESULTS OF OPERATIONS
Net income in the first quarter 2019 was $7.3 million, or $0.47 per share, compared to $7.8 million, or $0.50 per share, in the same quarter of 2018. Interest income was up 8% to $33.2 million as quarterly yields on earning assets expanded 27 basis points on a year-over-year basis to 4.19%. Net interest margin in the first quarter 2019 decreased to 2.77% from 2.97% in the same period of 2018. The decrease reflects several short-term interest rate hikes in 2018 and the continued flattening of the yield curve into 2019. We remain focused on balance sheet strategies such as the investment portfolio remix seen in the fourth quarter 2018 and current quarter brokered certificate of deposit hedge, which helps to manage interest rate risk. Our loan to deposit ratio increased to 102% in the first quarter 2019 as deposits are traditionally lower in the beginning of the year.

The first quarter 2019 provision for loan losses decreased to $324 thousand from $795 thousand in the same quarter 2018. We continue to have a positive quarterly trend in both recoveries and charged-off loans. The net charged-off loans to average loans ratio remained low at a 0.03% annualized rate for the first quarter 2019. Asset quality continues to improve with non-accruing loans to total loans at 0.66% in the first quarter 2019 compared to 0.83% in the same quarter of 2018.

Non-interest income and non-interest expense remained relatively flat for the first quarter of 2019 compared to first quarter of 2018. The reduction in salary and benefit expenses were offset by increase in occupancy and equipment based on the new locations in Manchester, New Hampshire and Portland, Maine placed in service during the fourth quarter of 2018.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
PER SHARE DATA
Net earnings, diluted	$0.47	$0.49	$0.58	$0.55	$0.50
Core earnings, diluted (1) (2)	0.47	0.59	0.58	0.56	0.52
Total book value	24.54	23.87	23.06	22.97	22.78
Tangible book value (2)	17.63	16.94	16.11	16.00	15.78
Market price at period end	25.87	22.43	28.72	30.29	27.72
Dividends	0.20	0.20	0.20	0.20	0.19

PERFORMANCE RATIOS (3)
Return on assets	0.83%	0.85%	1.01%	0.97%	0.90%
Core return on assets (1) (2)	0.83	1.03	1.01	1.00	0.93
Return on equity	7.83	8.31	9.92	9.65	9.01
Core return on equity (1) (2)	7.83	10.01	9.98	9.86	9.31
Core return on tangible equity (1) (2)	11.19	14.46	14.52	14.43	13.72
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.77	2.78	2.81	2.91	2.97
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.67	2.70	2.71	2.80	2.85
Efficiency ratio (2)	63.94	59.91	57.88	58.83	60.44

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	(3.3)%	1.4%	2.8%	5.7%	2.2%
Total loans	5.9	0.2	(0.1)	—	(3.4)
Total deposits	(2.8)	5.6	2.2	1.9	(1.8)

FINANCIAL DATA (In millions)
Total assets	$3,629	$3,608	$3,561	$3,541	$3,511
Total earning assets (2) (5)	3,312	3,263	3,253	3,250	3,235
Total investments	782	761	747	749	757
Total loans	2,527	2,490	2,484	2,485	2,464
Allowance for loan losses	14	14	13	13	13
Total goodwill and intangible assets	107	108	108	108	108
Total deposits	2,466	2,483	2,390	2,375	2,341
Total shareholders' equity	381	371	358	356	352
Net income	7	8	9	9	8
Core income (1) (2)	7	9	9	9	8

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.03%	0.03%	0.04%	0.06%	0.07%
Allowance for loan losses/total loans	0.55	0.56	0.54	0.53	0.51
Loans/deposits	102	100	104	105	105
Shareholders' equity to total assets	10.50	10.27	10.04	10.05	10.03
Tangible shareholders' equity to tangible assets	7.77	7.51	7.24	7.22	7.17

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, system conversions and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Assets
Cash and due from banks	$37,504	$35,208	$53,154	$39,327	$35,088
Interest-bearing deposits with the Federal Reserve Bank	16,599	63,546	19,420	22,066	12,725
Total cash and cash equivalents	54,103	98,754	72,574	61,393	47,813
Securities available for sale, at fair value	747,235	725,837	712,658	710,147	718,559
Federal Home Loan Bank stock	35,107	35,659	34,154	38,712	38,105
Total securities	782,342	761,496	746,812	748,859	756,664
Commercial real estate	821,567	826,699	840,018	838,546	824,721
Commercial and industrial	409,937	404,870	385,814	400,293	387,205
Residential real estate	1,184,053	1,144,698	1,140,519	1,127,895	1,132,977
Consumer	111,402	113,960	117,239	118,332	119,516
Total loans	2,526,959	2,490,227	2,483,590	2,485,066	2,464,419
Less: Allowance for loan losses	(13,997)	(13,866)	(13,487)	(13,090)	(12,679)
Net loans	2,512,962	2,476,361	2,470,103	2,471,976	2,451,740

Premises and equipment, net	49,661	48,804	47,621	48,038	48,464
Other real estate owned	2,351	2,351	68	129	216
Goodwill	100,085	100,085	100,085	100,085	100,085
Other intangible assets	7,266	7,459	7,690	7,921	8,152
Cash surrender value of bank-owned life insurance	74,352	73,810	73,316	58,811	58,433
Deferred tax asset, net	7,632	9,514	11,527	10,309	9,627
Other assets	38,441	29,853	31,196	33,534	29,793
Total assets	$3,629,195	$3,608,487	$3,560,992	$3,541,055	$3,510,987

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$342,030	$370,889	$372,358	$341,773	$342,192
NOW deposits	470,277	484,717	471,326	449,715	448,992
Savings deposits	346,813	358,888	354,908	350,339	361,591
Money market deposits	349,833	335,951	254,142	260,642	303,777
Time deposits	956,818	932,793	937,615	972,252	884,848
Total deposits	2,465,771	2,483,238	2,390,349	2,374,721	2,341,400

Senior borrowings	703,283	680,823	739,224	735,924	742,198
Subordinated borrowings	42,958	42,973	42,988	43,003	43,018
Total borrowings	746,241	723,796	782,212	778,927	785,216

Other liabilities	36,160	30,874	30,746	31,444	32,214
Total liabilities	3,248,172	3,237,908	3,203,307	3,185,092	3,158,830

Total common shareholders' equity	381,023	370,579	357,685	355,963	352,157
Total liabilities and shareholders' equity	$3,629,195	$3,608,487	$3,560,992	$3,541,055	$3,510,987

Net shares outstanding	15,524	15,523	15,509	15,496	15,459

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized Growth %
(in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Mar 31, 2019
Commercial real estate	$821,567	$826,699	$840,018	$838,546	$824,721	(2.5)%
Commercial and industrial	305,185	309,544	303,984	313,680	301,811	(5.6)
Total commercial loans	1,126,752	1,136,243	1,144,002	1,152,226	1,126,532	(3.3)
Residential real estate	1,184,053	1,144,698	1,140,519	1,127,895	1,132,977	13.8
Consumer	111,402	113,960	117,239	118,332	119,516	(9.0)
Tax exempt and other	104,752	95,326	81,830	86,613	85,394	39.6
Total loans	$2,526,959	$2,490,227	$2,483,590	$2,485,066	$2,464,419	5.9%

DEPOSIT ANALYSIS

						Annualized Growth %
(in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Mar 31, 2019
Demand	$342,030	$370,889	$372,358	$341,773	$342,192	(31.1)%
NOW	470,277	484,717	471,326	449,715	448,992	(11.9)
Savings	346,813	358,888	354,908	350,339	361,591	(13.5)
Money Market	349,833	335,951	254,142	260,642	303,777	16.5
Total non-maturity deposits	1,508,953	1,550,445	1,452,734	1,402,469	1,456,552	(10.7)
Total time deposits	956,818	932,793	937,615	972,252	884,848	10.3
Total deposits	$2,465,771	$2,483,238	$2,390,349	$2,374,721	$2,341,400	(2.8)%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018
Interest and dividend income
Loans	$26,864	$25,126
Securities and other	6,363	5,651
Total interest and dividend income	33,227	30,777
Interest expense
Deposits	6,307	3,985
Borrowings	5,155	3,634
Total interest expense	11,462	7,619
Net interest income	21,765	23,158
Provision for loan losses	324	795
Net interest income after provision for loan losses	21,441	22,363
Non-interest income
Trust and investment management fee income	2,757	2,962
Customer service fees	2,165	2,224
Bank-owned life insurance income	542	446
Other income	703	606
Total non-interest income	6,167	6,238
Non-interest expense
Salaries and employee benefits	10,519	10,989
Occupancy and equipment	3,386	3,073
Outside services	411	560
Professional services	544	433
Communication	235	180
Amortization of intangible assets	207	207
Acquisition, conversion and other expenses	—	335
Other expenses	3,322	3,075
Total non-interest expense	18,624	18,852

Income before income taxes	8,984	9,749
Income tax expense	1,703	1,937
Net income	$7,281	$7,812

Earnings per share:
Basic	$0.47	$0.51
Diluted	$0.47	$0.50

Weighted average shares outstanding:
Basic	15,523	15,448
Diluted	15,587	15,553

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Interest and dividend income
Loans	$26,864	$26,743	$26,212	$25,934	$25,126
Securities and other	6,363	6,029	5,972	5,784	5,651
Total interest and dividend income	33,227	32,772	32,184	31,718	30,777
Interest expense
Deposits	6,307	5,653	5,478	4,405	3,985
Borrowings	5,155	4,855	4,237	4,321	3,634
Total interest expense	11,462	10,508	9,715	8,726	7,619
Net interest income	21,765	22,264	22,469	22,992	23,158
Provision for loan losses	324	572	643	770	795
Net interest income after provision for loan losses	21,441	21,692	21,826	22,222	22,363
Non-interest income
Trust and investment management fee income	2,757	2,949	2,952	3,122	2,962
Customer service fees	2,165	2,477	2,490	2,347	2,224
Gain on sales of securities, net	—	(924)	—	—	—
Bank-owned life insurance income	542	493	505	377	446
Other income	703	2,455	1,179	1,275	606
Total non-interest income	6,167	7,450	7,126	7,121	6,238
Non-interest expense
Salaries and employee benefits	10,519	9,269	10,331	10,375	10,989
Occupancy and equipment	3,386	3,022	3,366	2,925	3,073
Outside services	411	811	456	581	560
Professional services	544	458	223	360	433
Communication	235	103	217	304	180
Amortization of intangible assets	207	207	207	207	207
Acquisition, conversion, and other expenses	—	1,109	70	214	335
Other expenses	3,322	5,117	3,036	3,719	3,075
Total non-interest expense	18,624	20,096	17,906	18,685	18,852

Income before income taxes	8,984	9,046	11,046	10,658	9,749
Income tax expense	1,703	1,426	2,076	2,123	1,937
Net income	$7,281	$7,620	$8,970	$8,535	$7,812

Earnings per share:
Basic	$0.47	$0.49	$0.58	$0.55	$0.51
Diluted	$0.47	$0.49	$0.58	$0.55	$0.50

Weighted average shares outstanding:
Basic	15,523	15,516	15,503	15,482	15,448
Diluted	15,587	15,574	15,580	15,571	15,553

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Earning assets
Commercial real estate	4.78%	4.71%	4.57%	4.48%	4.41%
Commercial and industrial	4.79	4.61	4.59	4.69	4.41
Residential	3.94	3.83	3.83	3.88	3.87
Consumer	5.25	5.07	4.85	4.65	4.47
Total loans	4.42	4.31	4.25	4.25	4.16
Securities and other	3.47	3.28	3.21	3.18	3.16
Total earning assets	4.19%	4.07%	4.00%	3.99%	3.92%

Funding liabilities
NOW	0.51%	0.50%	0.43%	0.37%	0.34%
Savings	0.19	0.18	0.17	0.17	0.18
Money market	1.38	0.93	0.76	0.79	0.68
Time deposits	2.00	1.85	1.78	1.51	1.39
Total interest bearing deposits	1.25	1.12	1.06	0.90	0.82
Borrowings	2.74	2.53	2.26	2.07	1.80
Total interest-bearing liabilities	1.66%	1.50%	1.38%	1.25%	1.11%

Net interest spread	2.53	2.57	2.62	2.74	2.81
Net interest margin	2.77	2.78	2.81	2.91	2.97

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Assets
Commercial real estate	$825,596	$836,813	$837,058	$824,356	$819,531
Commercial and industrial	405,107	393,396	388,831	396,471	380,029
Residential	1,143,862	1,137,493	1,120,336	1,126,714	1,147,010
Consumer	113,060	114,960	117,735	119,570	121,467
Total loans (1)	2,487,625	2,482,662	2,463,960	2,467,111	2,468,037
Securities and other (2)	777,458	762,901	773,562	767,886	765,328
Total earning assets	3,265,083	3,245,563	3,237,522	3,234,997	3,233,365
Cash and due from banks	50,298	68,904	63,272	50,869	53,151
Allowance for loan losses	(14,119)	(13,922)	(13,463)	(13,107)	(12,589)
Goodwill and other intangible assets	107,446	107,657	107,887	108,118	108,349
Other assets	152,332	138,074	137,466	131,522	129,525
Total assets	$3,561,040	$3,546,276	$3,532,684	$3,512,399	$3,511,801

Liabilities and shareholders' equity
NOW	$468,392	$475,449	$461,875	$441,645	$447,026
Savings	346,707	346,905	356,834	351,712	362,508
Money market	335,882	272,612	259,738	288,169	305,105
Time deposits	894,160	914,674	964,108	872,149	857,796
Total interest bearing deposits	2,045,141	2,009,640	2,042,555	1,953,675	1,972,435
Borrowings	761,885	761,781	744,632	836,295	819,576
Total interest-bearing liabilities	2,807,026	2,771,421	2,787,187	2,789,970	2,792,011
Non-interest-bearing demand deposits	351,362	384,636	357,856	339,374	339,349
Other liabilities	25,520	26,569	28,943	28,386	29,000
Total liabilities	3,183,908	3,182,626	3,173,986	3,157,730	3,160,360

Total shareholders' equity	377,132	363,650	358,698	354,669	351,441

Total liabilities and shareholders' equity	$3,561,040	$3,546,276	$3,532,684	$3,512,399	$3,511,801
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$7,516	$8,156	$8,348	$8,883	$8,422
Commercial installment	2,192	2,331	2,303	2,411	2,304
Residential real estate	6,326	7,211	10,396	9,945	8,548
Consumer installment	565	537	727	707	1,065
Total non-accruing loans	16,599	18,235	21,774	21,946	20,339
Other real estate owned	2,351	2,351	68	129	216
Total non-performing assets	$18,950	$20,586	$21,842	$22,075	$20,555

Total non-accruing loans/total loans	0.66%	0.73%	0.88%	0.88%	0.83%
Total non-performing assets/total assets	0.52	0.57	0.61	0.62	0.59

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,866	$13,487	$13,090	$12,679	$12,325
Charged-off loans	(231)	(631)	(298)	(517)	(461)
Recoveries on charged-off loans	38	438	52	158	20
Net loans charged-off	(193)	(193)	(246)	(359)	(441)
Provision for loan losses	324	572	643	770	795
Balance at end of period	$13,997	$13,866	$13,487	$13,090	$12,679

Allowance for loan losses/total loans	0.55%	0.56%	0.54%	0.53%	0.51%
Allowance for loan losses/non-accruing loans	84	76	62	60	62

NET LOAN CHARGE-OFFS
Commercial real estate	$(41)	$(25)	$(27)	$(92)	$(91)
Commercial installment	(15)	53	(53)	(54)	(140)
Residential real estate	(86)	(31)	(123)	(64)	1
Consumer installment	(51)	(190)	(43)	(149)	(211)
Total, net	$(193)	$(193)	$(246)	$(359)	$(441)

Net charge-offs (QTD annualized)/average loans	0.03%	0.03%	0.04%	0.06%	0.07%
Net charge-offs (YTD annualized)/average loans	0.03	0.05	0.06	0.06	0.07

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.21%	0.38%	0.17%	0.14%	0.24%
90+ Days delinquent and still accruing	—	0.01	—	—	—
Total accruing delinquent loans	0.21	0.39	0.17	0.14	0.24
Non-accruing loans	0.66	0.73	0.88	0.88	0.83
Total delinquent and non-accruing loans	0.87%	1.12%	1.05%	1.02%	1.07%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net income		$7,281	$7,620	$8,970	$8,535	$7,812
Plus (less):
Loss on sale of securities, net		—	924	—	—	—
Loss (gain) on other real estate owned		—	5	(8)	23	—
Acquisition, conversion and other expenses		—	1,109	70	214	335
Income tax (expense) (1)		—	(485)	(12)	(57)	(81)
Total core income (2)	(A)	$7,281	$9,173	$9,020	$8,715	$8,066

Net-interest income	(B)	$21,765	$22,264	$22,469	$22,992	$23,158
Plus: Non-interest income		6,167	7,450	7,126	7,121	6,238
Total Revenue		27,932	29,714	29,595	30,113	29,396
Plus: Loss on sale of securities, net		—	924	—	—	—
Total core revenue (2)	(C)	$27,932	$30,638	$29,595	$30,113	$29,396

Total non-interest expense		18,624	20,096	17,906	18,685	18,852
Less: Loss on other real estate owned		—	(5)	8	(23)	—
Less: Acquisition, conversion and other expenses		—	(1,109)	(70)	(214)	(335)
Core non-interest expense (2)	(D)	$18,624	$18,982	$17,844	$18,448	$18,517

(in millions)
Total average earning assets	(E)	$3,265	$3,246	$3,238	$3,235	$3,233
Total average assets	(F)	3,561	3,546	3,533	3,512	3,512
Total average shareholders' equity	(G)	377	364	359	355	351
Total average tangible shareholders' equity (2) (3)	(H)	270	256	251	247	243
Total tangible shareholders' equity, period-end (2) (3)	(I)	274	263	250	248	244
Total tangible assets, period-end (2) (3)	(J)	3,522	3,501	3,453	3,433	3,403

(in thousands)
Total common shares outstanding, period-end	(K)	15,524	15,523	15,509	15,496	15,459
Average diluted shares outstanding	(L)	15,587	15,574	15,580	15,571	15,553

Core earnings per share, diluted (2)	(A/L)	$0.47	$0.59	$0.58	$0.56	$0.52
Tangible book value per share, period-end (2)	(I/K)	17.63	16.94	16.11	16.00	15.78
Securities adjustment, net of tax (1) (4)	(M)	(1,842)	(8,663)	(17,152)	(12,594)	(10,237)
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	17.75	17.50	17.22	16.81	16.44
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.77	7.51	7.24	7.22	7.17

J

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Performance ratios
GAAP return on assets		0.83%	0.85%	1.01%	0.97%	0.90%
Core return on assets (2)	(A/F)	0.83	1.03	1.01	1.00	0.93
GAAP return on equity		7.83	8.31	9.92	9.65	9.01
Core return on equity (2)	(A/G)	7.83	10.01	9.98	9.86	9.31
Core return on tangible equity (2) (5)	(A+Q)/H	11.19	14.46	14.52	14.43	13.72
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	63.94	59.91	57.88	58.83	60.44
Net interest margin	(B+P)/E	2.77	2.78	2.81	2.91	2.97
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$684	$633	$654	$622	$645
Franchise taxes included in non-interest expense	(O)	120	39	129	159	152
Tax equivalent adjustment for net interest margin	(P)	515	488	493	502	503
Intangible amortization	(Q)	207	207	207	207	207
_____________________________________

(1)	Assumes a marginal tax rate of 23.78% in 2019. A marginal tax rate of 24.15% was used in the first and second quarter of 2018 and 23.78% was used in the third and fourth quarter of 2018.

(2)	Non-GAAP financial measure.

(3)
Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in 2019, 24.15% in the first and second quarter of 2018 and 23.78% in the third and fourth quarter of 2018, by tangible equity.

(6)	Efficiency ratio is computed by dividing adjusted non-interest expense by the sum of net interest income on a fully taxable equivalent basis and adjusted non-interest income.

K